As filed with the Securities and Exchange Commission on May 4, 2023

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________

Avalo Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	45-0705648
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. employer identification number)

540 Gaither Road, Suite 400 Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Avalo Therapeutics, Inc. Third Amended and Restated 2016 Equity Incentive Plan
Avalo Therapeutics, Inc. 2016 Employee Stock Purchase Plan
(Full title of the plans)

Christopher Sullivan, Chief Financial Officer
Avalo Therapeutics, Inc.
540 Gaither Road, Suite 400
Rockville, Maryland 20850
(410) 522-8707
(Name and address of agent of service) (Telephone number, including area code, of agent for service)

Copies to:

Andrew J. Gibbons, Esq. Alexander M. Donaldson, Esq. Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, North Carolina 27607 (919) 781-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

This Registration Statement is being filed to register:

•an additional 377,221 shares of common stock of Avalo Therapeutics, Inc. (the “Registrant”) issuable pursuant to the Avalo Therapeutics, Inc. Third Amended and Restated 2016 Equity Incentive Plan (the “2016 Stock Plan”); and

•an additional 41,667 shares of common stock of the Registrant issuable pursuant to the Avalo Therapeutics, Inc. 2016 Employee Stock Purchase Plan (the “ESPP”);

all of which are securities of the same class for which Registration Statements on Form S-8 are effective. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 20, 2016 (File No. 333-211490), May 20, 2016 (File No. 333-211491), August 10, 2018 (File No. 333-226767), August 6, 2020 (File No. 333-241661), May 13, 2021 (File No. 333-256082), May 13, 2021 (File No. 333-256083) and November 7, 2022 (File No. 333-268199), including periodic and current reports filed after the previous Registration Statements on Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

The additional shares are the result of the annual automatic increase provision of Section 3(a)(ii) of the 2016 Plan and Section 3(a) of the ESPP.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:
(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 29, 2023, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the Commission on May 4, 2023, pursuant to Section 13(a) of the Exchange Act;

(c) The Registrant’s Current Reports on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on January 17 (Item 8.01 and Exhibit 99.1 only), February 3, 2023, April 21, 2023, and May 4, 2023; and

(d) The description of the Registrant’s common stock contained in Exhibit 4.16 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 29, 2023, including any amendments or reports filed for the purpose of updating such description.

All documents or portions thereof filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be considered incorporated by reference herein and to be a part hereof from the date the documents are filed. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 or Item 7.01 of any report on Form 8-K that has been or may be, from time to time, furnished to the Commission, be incorporated by reference into or otherwise become a part of this Registration Statement.

Any statement contained in a document incorporated or considered incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is considered incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be considered, except as so modified or superseded, to constitute a part hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 4th day of May, 2023.

Avalo Therapeutics, Inc.

By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Avalo Therapeutics, Inc. (incorporated by reference to Exhibit 3.1.2 to the Current Report on Form 8-K filed on May 17, 2018).
4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Avalo Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 26, 2021.

4.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Avalo Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 7, 2022.

4.4	Avalo Therapeutics, Inc. Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 26, 2021.
5.1*	Opinion of Wyrick Robbins Yates & Ponton LLP.
10.1	Avalo Therapeutics, Inc. Third Amended and Restated 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 18, 2020).
10.2	Avalo Therapeutics, Inc. 2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 20, 2016).
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this Registration Statement on Form S-8).
107*	Filing Fee Table.

* Filed herewith.
[THE NEXT PAGE IS THE SIGNATURE PAGE]

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Garry A. Neil and Christopher Sullivan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Garry A. Neil, M.D.	Chief Executive Officer, Director and Chairman	May 4, 2023
Garry A. Neil, M.D.	(Principal Executive Officer)

/s/ Christopher Sullivan	Chief Financial Officer	May 4, 2023
Christopher Sullivan	(Principal Financial and Accounting Officer)

/s/ June Almenoff, M.D., Ph.D.	Director	May 4, 2023
June Almenoff, M.D., Ph.D.

/s/ Mitchell Chan	Director	May 4, 2023
Mitchell Chan

/s/ Gilla Kaplan, Ph.D.	Director	May 4, 2023
Gilla Kaplan, Ph.D.

/s/ Magnus Persson, M.D., Ph.D.	Director	May 4, 2023
Magnus Persson, M.D., Ph.D.